UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

AMERICAN RAILCAR INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

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SUPPLEMENT DATED MAY 24, 2013

TO PROXY STATEMENT DATED MAY 6, 2013

FOR 2013 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 4, 2013

TO THE SHAREHOLDERS OF AMERICAN RAILCAR INDUSTRIES, INC.:

American Railcar Industries, Inc., a North Dakota corporation (the “Company”), is furnishing this supplement to its proxy statement dated May 6, 2013 (the “Proxy Statement”) in connection with the Company’s annual meeting of shareholders to be held on Tuesday, June 4, 2013, or at any adjournments or postponements thereof (the “Annual Meeting”).

Except as specifically supplemented by the information contained herein all information set forth in the Proxy Statement remains unchanged. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

The Company is furnishing this supplement solely to correct a scrivener’s error in the Proxy Statement dated May 6, 2013. The Proxy Statement dated May 6, 2013 incorrectly listed the record date for shareholders entitled to notice of and to vote at the Annual Meeting as April 29, 2013. The correct record date for shareholders entitled to notice of and to vote at the Annual Meeting is April 26, 2013. The Company’s proxy materials were mailed to shareholders based upon the correct record date, April 26, 2013. There were outstanding and entitled to vote 21,352,297 shares of the Company’s common stock, par value $0.01 per share, on both April 26, 2013 and April 29, 2013.